UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): May 7, 2012  (May 2, 2012)

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Lufkin Industries, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 2, 2012 in Lufkin, Texas.  Set forth below are the results of the voting with respect to each matter acted upon at the meeting.

1.	The nominees for election as Class III Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes in Favor	Votes Withheld	Abstentions	Broker Non-Votes

D. V. Smith	26,721,704	1,062,302	-	2,284,819
J. F. Anderson	27,351,809	432,197	-	2,284,819
R. R. Stewart	27,616,457	167,549	-	2,284,819

2.	Deloitte & Touch LLP was ratified as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2012 based on the following vote:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

28,817,215	1,238,572	13,038	-

3.	The shareholders approved, by non-binding advisory vote, the compensation of our named executive officers based on the following vote:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

24,420,244	1,938,656	1,425,106	2,284,819

4.
The shareholders approved and adopted an amendment to the Company's Fourth Restated Articles of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000 based on the following vote:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

26,061,927	3,988,018	18,880	-

5.	The shareholders approved and adopted an amendment and restatement of the Company's Fourth Restated Articles of Incorporation based on the following vote:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
29,628,018	400,139	40,671	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:           May 7, 2012